Exhibit 10.5

Foster Wheeler Inc.

Directors Deferred Compensation and Stock Award Plan

Article I.  Purpose and Background of the Plan; Certain Definitions

(A)          Purpose and Background of the Plan

Foster Wheeler Corporation (hereinafter referred to as “FWC”) adopted its Directors Deferred Compensation and Stock Award Plan, effective as of April 26, 1999 (the “Original Effective Date”), to enable its Non-employee Directors to defer receipt of compensation for their services as Non-employee Directors to later years and to provide part of the compensation for their services as Non-employee Directors in shares of FWC Common Stock (“FWC Shares”), delivery of which was also deferred.  The Board of Directors of Foster Wheeler Inc. (the “Company”) has approved the assumption by the Company of the FWC Directors Deferred Compensation and Stock Award Plan and all outstanding obligations to Non-employee Directors under such plan, in connection with the reorganization transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 25, 2001, among FWC, Foster Wheeler Ltd. (“Parent”) and Foster Wheeler LLC, an indirect wholly-owned subsidiary of Parent (“FW LLC”).  The Directors Deferred Compensation and Stock Award Plan of the Company is hereby amended and restated in its entirety (the “Plan”), effective as of the Effective Time (as defined in the Merger Agreement and hereinafter referred to as the “Amended and Restated Effective Date”).

(B)           Certain Defined Terms

For purposes of the Plan:

(i)            “Non-employee Director” shall mean (a) each individual who participated in the FWC Directors Deferred Compensation and Stock Award Plan prior to the Amended and Restated Effective Date, and (b) each member of the Board of Directors of Parent (the “Board”) who, on the date of any deferral or award under the Plan, is not an employee of Parent or its direct or indirect subsidiaries, including, without limitation, the Company, and has not been, within the period of five consecutive years ending on such date, an employee of Parent or any such subsidiary or FWC.

(ii)           “Share” or “Shares” means a common share or common shares of Parent, as the case may be.

(iii)          “Share Unit” means a promise by the Company to deliver one Share to the Non-employee Director to whom such Share Unit is awarded, in accordance with the terms and conditions of the Plan.  Any Share Units denominated in FWC Shares credited to a Non-employee Director’s Deferred Compensation Account under the Plan prior to the Amended and Restated Effective Date shall be automatically converted into Share Units denominated in Shares, as described in the immediately preceding sentence, on the basis of one Share for one FWC Share.

(iv)          “Deferred Stock Award” means an award of Share Units under the Plan.

Article II.  Maintenance of Records

The Company shall maintain a Deferred Compensation Account for each Non-employee Director, which shall be credited in accordance with the terms of this Plan and the elections of each Non-employee Director pursuant to this Plan.

Article III.  Deferred Stock Awards and Deferral of Fees

(A)          Deferred Stock Award Amount

(i)            Each Non-employee Director, as of the Original Effective Date, has received a one-time Deferred Stock Award of 1,000 Share Units.

(ii)           Each new Non-employee Director, upon commencement of his or her term on the Board, shall receive on the date of the first Board meeting attended, a one-time Deferred Stock Award of 1,000 Share Units, or such other amount as may from time to time be established by resolution of the Board; provided, however, that any Non-employee Director who participated in the Plan immediately prior to the Amended and Restated Effective Date shall not be entitled to a Deferred Stock Award under this paragraph III(A)(ii) by reason of joining the Board during calendar year 2001 on or following the Effective Time.

(iii)          Each Non-employee Director who is an incumbent director on the first business day (defined as the first day of the year on which the New York Stock Exchange is open) of each calendar year, beginning in 2000, shall receive on such date an annual Deferred Stock Award of 300 Share Units, or such other amount as may from time to time be established by resolution of the Board.

(iv)          Awards of Share Units pursuant to subparagraphs (i), (ii) and (iii) of this paragraph III(A) shall be credited to the Deferred Compensation Account of the applicable Non-employee Director and Shares in respect of such Share Units shall be delivered in accordance with the provisions of Article VI hereof.  The issuance and delivery of Shares in respect of the Share Units shall be deferred until the Non-employee Director ceases to be a member of the Board in accordance with paragraph III(D) hereof, or, if the Non-employee Director elects deferral beyond such cessation, the time of payment or delivery specified by the Non-employee Director in his or her Deferral Election under paragraph III(B)(1) hereof.

(B)           Election to Defer Fees in Share Units

(1)           Any Non-employee Director may elect to defer, for a period of more than six months following such election, receipt of all or any portion of the retainer and meeting fees (“Fees”) to be earned by such Non-employee Director and otherwise payable in cash by indicating his or her election to the Secretary of the Company on an election form supplied by the Secretary (“Deferral Election”).  A Non-employee Director’s Deferral Election must specify (without limitation) (i) the portion of such Fees to be deferred, (ii) the period for which Fee payments are to be deferred pursuant to such Deferral Election (“Deferral Period”) and (iii) the time(s) of payment or delivery.  Each Deferral Election is irrevocable with respect to the compensation payable for the Deferral Period to which it applies.

(2)           In addition, each individual who participated in FWC’s Deferred Compensation Plan for Directors (the “Deferred Compensation Plan”) as of the Original Effective Date has been permitted to irrevocably elect to transfer the entire balance in his or her deferred compensation account under the Deferred Compensation Plan as of July 30, 1999 (the “Conversion Date”), to the Plan, by providing written notice of such election to the Secretary.  The time and manner of such election (a “Conversion Election”) shall be prescribed by the Secretary in accordance with the Plan, except that clauses (ii) and (iii) of paragraph III(B)(1) above shall also apply to Share Units credited to a Non-employee Director’s Deferred Compensation Account by reason of his or her Conversion Election.

(C)           Credit for Deferred Fees and Company Supplemental Contributions

(1)           Each Non-employee Director’s Deferred Compensation Account will be credited with the number of Share Units equal to the number of Shares, including fractions, that could have been purchased by such Non-employee Director had the amount of the Fees accrued during the relevant Deferral Period been used to purchase Shares on the date such Fees would have been paid had they not been deferred, at a price equal to the Share Fair Market Value, as defined below.  The Deferred Compensation Account of each Non-employee Director who made a Conversion Election has also been credited with a number of Shares equal to the number of FWC Shares, including fractions, that could have been purchased by such Non-employee Director had the amount elected by such Non-employee Director to be converted in accordance with paragraph III(B)(2) been used to purchase FWC Shares at a price equal to the Share Fair Market Value (as defined in the FWC Directors Deferred Compensation and Stock Award Plan prior to the Amended and Restated Effective Date) on the Conversion Date.  Each Non-employee Director’s Deferred Compensation Account shall also be credited with a Company supplemental contribution of Share Units (“Supplemental Contributions”) equal to the number of Share Units determined in the first sentence of this paragraph III(C)(1) multiplied by 15 percent.

(2)           “Share Fair Market Value” shall be the mean of the high and low prices of a Share on the New York Stock Exchange - Composite Tape (the “Exchange”) on the date in question, provided that if no sales of Shares were made on the Exchange on that date, the mean of the high and low prices reported for the next preceding day on which sales of Shares were made on the Exchange shall be used.

(D)          Vesting of Deferred Stock Awards and Supplemental Contributions

(1)           The Share Units in connection with the Deferred Stock Awards pursuant to Article III(A)(i) and (ii) and the Supplemental Contributions shall not vest until cessation of service on the Board by reason of normal retirement in accordance with the Company’s By-Laws (“normal retirement”) or death or earlier, if cessation of service from the Board is in good standing as approved by the Nominating Committee of the Board (the “Nominating Committee”), and all such Share Units shall be forfeited in the event of cessation of service under any other circumstances.

(2)           The Share Units in connection with the Deferred Stock Awards set forth in Article III(A)(iii) shall vest on the earlier to occur of (i) cessation of service on the Board by reason of normal retirement or death or otherwise in good standing as approved by the Nominating Committee, and (ii) the one-year anniversary of the award of such Share Units, and all such Share Units shall be forfeited in the event of cessation of service on the Board under any other circumstances.

(E)           Advance Notice of Election

Any Deferral Election with respect to Fees to be earned during a calendar year shall be delivered to the Secretary of the Company prior to the beginning of such calendar year or, with respect to a new Non-employee Director, within 30 days after the effective date of his or her election to the Board with respect to Fees for Board service after such election.  Notwithstanding the foregoing each incumbent Non-employee Director as of the effective date of the Plan, stated in Article XI hereof, may deliver to the Secretary of the Company within 30 days after such effective date a Deferral Election with respect to Fees for Board service after such election.

Each Non-employee Director who does not provide notice to the Secretary of the Company of a Deferral Election in accordance with the preceding sentence will be deemed not to have elected to defer receipt of any Fees.

(F)           Duration of Election

A Deferral Election may be made annually for the succeeding calendar year or, at the Non-employee Director’s direction, it may continue from year to year, unless a written request to modify or terminate that election effective beginning with the immediately subsequent calendar year is submitted to the Secretary of the Company on or before the date 15 days prior to the beginning of such subsequent calendar year.

Article IV.  Voting Rights

Share Units shall not have voting rights.

Article V.  Dividends And Changes In Capital

(A)          Dividends

Whenever a cash dividend or any other in-kind distribution is paid with respect to Shares, the Deferred Compensation Account of each Non-employee Director shall be credited with an additional number of Share Units, equal to the number of Shares, including fractional Shares, that could have been purchased had such dividend or other distribution been paid on each Share Unit in the Deferred Compensation Account (on the record date for such dividend or distribution) and the amount of such dividend or value of such other distribution been used to acquire additional Shares at the Share Fair Market Value on the date such dividend or other distribution is paid.  The value of any such other distribution on or related to Shares shall, at the option of the Board (or an authorized Committee of the Board), be either determined by the Board or independently established.  Additional Share Units credited to a Deferred Compensation Account under this Article V(A) shall be subject to the rules of the Plan applicable to the underlying Share Units in respect of which such additional Share Units are credited under this Article V(A).

(B)           Changes in Capital

The number of Share Units for purposes of the Plan shall be appropriately adjusted upon the occurrence of any stock split, stock dividend, recapitalization, merger or similar event.

Article VI.  Delivery

(A)          Delivery Date

(1)           In the case of Shares to be delivered pursuant to a Deferral Election or a Conversion Election, Shares equal to the number of Share Units credited to a Non-employee Director’s Deferred Compensation Account shall be delivered on the delivery date or dates specified in the Deferral Election to such Non-employee Director; provided, however, that if the service of an individual who made a Conversion Election terminated under any circumstances within one year after the Conversion Date the balance of his or her Deferred Compensation Account attributable to his or her Conversion Election shall be delivered at the time or times specified in his or her notice filed with the Secretary pursuant to the Deferred Compensation Plan, without regard to the Deferral Election filed hereunder.  In the case of Share Units in connection with the Deferred Stock Awards and the Supplemental Contributions, the delivery of Shares equal to the number of Share Units credited to a Non-employee Director’s Deferred Compensation Account which are vested in accordance with paragraph (D) of Article III hereof will be made to the Non-employee Director promptly after cessation of service on the Board, or such later date or dates specified by the Non-employee Director’s Deferral Election with respect to his or her Deferred Stock Awards and Supplemental Contributions.

(2)           Notwithstanding paragraph VI(A)(1) above, subject to approval by the Board, a Non-employee Director may make an irrevocable election, by executing and delivering to the Secretary written notice thereof, to defer receipt of Shares otherwise deliverable upon cessation of his or her Board service until the date specified in such election;

provided, however, that if such Non-employee Director’s Board service terminates under any circumstances within one year of the date such election is filed with the Secretary, such election shall be ineffective and delivery of his or Shares shall be made as provided in paragraph VI(A)(1) above without regard to such deferral election.

(3)           The date or dates specified in a Non-employee Director’s Deferral Election or the date or dates of delivery of his or her Shares otherwise applicable under paragraph VI(A)(1) or (2) above shall be referred to herein as the “Delivery Date.”  In any case, when Shares are delivered a cash payment will be made in lieu of delivering a fractional share.

(4)           For the avoidance of doubt, an individual who ceases service on the Board of Directors of FWC and thereafter commences service on the Board shall not be deemed thereby to have had a cessation of service entitling such individual to any distribution or payment under the Plan.

(B)           Death

In the event of a Non-employee Director’s death, the Shares in respect of Share Units credited to his or her Deferred Compensation Account shall be delivered to the Non-employee Director’s estate or beneficiary, as appropriate.

(C)           Delivery in Cash

Notwithstanding the foregoing, a Non-employee Director may elect to receive the equivalent of the Share Units he or she would be entitled to receive on the Delivery Date in cash instead of Shares (the amount of such cash payment shall equal the number of Share Units credited to such Non-employee Director’s Deferred Compensation Account multiplied by the Share Fair Market Value on the Delivery Date).  An election to receive cash in lieu of Shares shall be delivered to the Secretary of the Company at least sixty (60) days prior to the initial Delivery Date and shall be subject to approval in advance by the Board (or an authorized Committee of the Board).

Article VII.  Authorization and Source of Shares

Shares necessary to meet the obligations of the Plan shall be obtained by the Company (a) through acquisitions by the Company in the open market or (b) from Parent, and Parent shall obtain such Shares through acquisitions by Parent in the open market, from time to time.

Article VIII.  Alienability

Prior to delivery of Shares by the Company pursuant to Article VI, no Non-employee Director shall have any right to sell, pledge, transfer, assign or hypothecate any Share Units or Shares, or any right to receive any Share Units or Shares, credited to him or her under this Plan and such Share Units or Shares shall not be subject to execution, attachment, garnishment or similar process.

Article IX.  Non-Employee Director’s Rights Unsecured

The right of a Non-employee Director to receive any Shares hereunder shall rank as an unsecured claim against the Company.  Assets that may be set aside for the Company’s convenience with respect to the Plan shall not in any way be held in trust for, or be subject to any prior claim by, a Non-employee Director or beneficiary.

Article X.  Change of Control

(A)          For purposes of the Plan, a “Change of Control” shall mean:

(a)           The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of Parent where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of Parent entitled to vote generally in the election of directors (the “Outstanding Parent Voting Securities”); provided, however, that for purposes of this paragraph X(A)(a), the following acquisitions shall not be deemed to result in a Change of Control:  (i) any acquisition directly from Parent or any corporation or other legal entity controlled, directly or indirectly, by Parent, (ii) any acquisition by Parent or any corporation or other legal entity controlled, directly or indirectly, by Parent, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Parent or any corporation or other legal entity controlled, directly or indirectly, by Parent or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph X(A)(c) below; and provided, further, that if any Person’s beneficial ownership of the Outstanding Parent Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of Parent, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Parent Voting Securities; or

(b)           Individuals who, as of the Amended and Restated Effective Date, constitute the Board (such individuals, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Amended and Restated Effective Date whose election, or nomination for election by Parent’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)           The approval by the shareholders of Parent of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Parent (“Business Combination”) or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Parent Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns Parent or all or substantially all of Parent’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Parent Voting Securities, (ii) no Person (excluding any (x) corporation owned, directly or indirectly, by the beneficial owners of the Outstanding Parent Voting Securities as described in clause (i) immediately preceding or (y) employee benefit plan (or related trust) of Parent or such corporation resulting from such Business Combination, or any of their respective subsidiaries) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)           approval by the shareholders of Parent of a complete liquidation or dissolution of Parent.

For the avoidance of doubt, neither the approval nor the consummation of the merger of FWC with and into FW LLC (whereby each outstanding FWC Share (other than those FWC Shares held by FWC or any direct or indirect wholly-owned subsidiary of FWC) was converted into one Share), or any restructuring transactions contemplated by or related to such merger, shall be deemed to constitute or result in, directly or indirectly, a Change of Control, for purposes of the Plan.

(B)           Upon the occurrence of a Change of Control, all deferrals pursuant to the Plan shall immediately terminate and Deferred Compensation Account amounts shall become immediately payable in full whether or not otherwise vested and notwithstanding any other provision of the Plan to the contrary.  Each Non-employee Director’s Deferred Compensation Account shall be converted to cash in an amount equal to the greater of (1) the highest Share Fair Market Value during the 60 days preceding the date on which the Change of Control occurs and (2) the highest amount received by Parent’s shareholders for a Share in connection with the transaction giving rise to the Change of Control, multiplied by the number of Share Units in such Deferred

Compensation Account.  Deferred Compensation Account cash amounts shall be delivered to each Non-employee Director within thirty days of the Change of Control.

Article XI.  Plan Obligation of Company; Affiliate Guarantees

Notwithstanding any other provisions of the Plan to the contrary, the obligation to make any delivery of Shares or payment in respect of Share Units under the Plan shall be the sole obligation of the Company and not of Parent.  FW LLC and Foster Wheeler International Holdings, Inc., each an indirect, wholly-owned subsidiary of Parent, have executed an agreement to unconditionally guarantee the Company’s performance of its obligations under the Plan.

Article XII.  Amendment and Termination

The Board (or an authorized Committee of the Board) may at any time terminate, and may at any time and from time to time and in any respect amend, the Plan for any reason; provided, however, that no amendment or termination of the Plan shall materially impair the right of any Non-employee Director to receive amounts which have been credited to his or her Deferred Compensation Account pursuant to Articles III and V prior to such amendment or termination without such Non-employee Director’s prior written consent.

Article XIII.  Administration and Interpretation.

The Board (or an authorized Committee of the Board) shall have the exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions.  The Board shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan.  Without limiting the generality of the foregoing, the Board shall have the exclusive right and discretionary authority to interpret the Plan or any agreement or document related to the Plan, construe any ambiguous provision of the Plan or any such agreement or document, and decide all questions concerning eligibility to participate in the Plan.  The Board may establish, amend, waive and/or rescind rules and regulations and administrative guidelines for carrying out the Plan and may correct any errors, supply any omissions or reconcile any inconsistencies in the Plan or any agreement or document related to the Plan.  The Board shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan.  Decisions and actions by the Board with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan.  The Board or the Secretary of the Company shall prescribe the form and content of any elections or other communications or agreements under the Plan, which shall, in any case, be in writing.